SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

COASTAL BANCORP, INC.
(Exact name of registrant as specified in charter)

TEXAS	0-24526	76-0428727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 7.   Exhibits.

(c)  Exhibits
No.    Description
99      Press Release, dated January 15, 2004

Item 9 .  Regulation FD Disclosure

The following information and exhibit is being furnished under Item 9 (Regulation FD Disclosure) in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On January 15, 2004, Coastal Bancorp, Inc. issued a press release regarding the results of operations and financial condition for the quarterly period ended December 31, 2003. The text of the press release is included as Exhibit 99 to this report. The information included in the press release is considered to be "filed" under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses for the quarterly and year to date periods ended December 31, 2003, as part of its Form 10-Q covering the period.

On January 16, 2004, the Company held a web cast to discuss the press release issued on January 15, 2004 regarding its results of operations and financial condition for the quarterly period ended December 31, 2003.

Item 12 .   Results of Operations and Financial Condition

See Item 9 per SEC Release 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2004        COASTAL BANCORP, INC.

/s/ Catherine N. Wylie
By: Catherine N. Wylie
Senior Executive Vice President/
Chief Financial Officer